Exhibit 21

Subsidiaries of The Marcus Corporation

as of May 27, 2010

The Marcus Corporation owns equity in the following entities:

Name	State of Organization
B&G Realty, LLC	Wisconsin
Century Lakes WP Cinema, LLC	Delaware
First American Finance Corporation	Wisconsin
Marcus BIS, LLC	Wisconsin
Marcus Consid, LLC	Wisconsin
Marcus Hotels, Inc.	Wisconsin
Marcus Restaurants, Inc.	Wisconsin
Marcus Technology, Inc.	Wisconsin
Marcus Theatres Corporation	Wisconsin
Moorhead Green, LLC	Delaware
Parkwood Westpoint Plaza, LLC	Delaware
Safari Madison, LLC	Delaware
Sauk Rapids Cinema, LLC	Delaware

Marcus BIS, LLC is the sole member of the following limited liability companies:

Name	State of Organization
Marcus BIS Franchises International, LLC	Wisconsin
Marcus BIS Hospitality, LLC	Wisconsin
Marcus BIS Partners, LLC	Wisconsin

Marcus Hotels, Inc. owns all of the equity in the following entities:

Name	State of Organization
Grand Geneva, LLC	Wisconsin
Marcus Bloomington, LLC	Minnesota
Marcus Clayton, LLC	Missouri
Marcus Columbus, LLC	Ohio
Marcus Development, LLC	Wisconsin
Marcus Hotel Partners, Inc.	Wisconsin
Marcus Hotels Associates, Inc.	Wisconsin
Marcus Hotels Hospitality, LLC	Wisconsin
Marcus Madison, LLC	Wisconsin
Marcus Nebraska, LLC	Wisconsin
Marcus Northstar, Inc.	Wisconsin
Marcus Orlando LLC	Florida
Marcus Scottsdale, LLC	Arizona
Marcus Skirvin, Inc.	Wisconsin
Marcus West Warwick, LLC	Wisconsin
Marcus W, LLC	Wisconsin
Milwaukee City Center, LLC	Wisconsin
Pfister, LLC	Wisconsin
Resort Missouri, LLC	Delaware
Rush Ontario, LLC	Delaware

Marcus Development, LLC is the sole member of the following limited liability companies:

Name	State of Organization
Marcus Management Las Vegas, LLC	Nevada
Platinum Condominium Development, LLC	Nevada
Platinum Holdings Las Vegas, LLC	Nevada

Marcus Restaurants, Inc. owns all of the stock of the following companies:

Name	State of Organization
Café Refreshments, Inc.	Wisconsin
Captains-Kenosha, Inc.	Wisconsin
Colony Inns Restaurant Corporation	Wisconsin
Marc’s Carryout Corporation	Wisconsin

Marcus Theatres Corporation owns all of the equity in the following entities:

Name	State of Organization
Family Entertainment, LLC	Wisconsin
Marcus Cinemas of Minnesota and Illinois, Inc.	Illinois
Marcus Cinemas of Ohio, LLC	Wisconsin
Marcus Glendale, LLC	Wisconsin
Marcus Midwest, LLC	Wisconsin
Marcus Theatre Management, LLC	Wisconsin
Nebraska Entertainment, Inc.	Nebraska

Marcus Theatres Corporation and Marcus Cinemas of Minnesota and Illinois, Inc. own all of the equity in the following entity:

Name	State of Organization
Marcus Cinemas of Wisconsin, LLC	Wisconsin

Marcus Skirvin, Inc. is a 99% member of the following limited liability company:

Name	State of Organization
Skirvin Partners, LLC	Oklahoma

Marcus Consid, LLC is a 99% member and Colony Inns Restaurant Corporation is a 1% member of the following limited liability company:

Name	State of Organization
Springdale 2006, LLC	Delaware

Marcus Madison, LLC is a 15% member of the following limited liability company:

Name	State of Organization
WM Hotel Venture, LLC	Delaware

WM Hotel Venture, LLC is the sole member of the following limited liability company:

Name	State of Organization
WM Madison Hotel, LLC	Delaware

Marcus Columbus, LLC is a 15% member of the following limited liability company:

Name	State of Organization
WM Columbus Hotel Venture, LLC	Delaware

WM Columbus Hotel Venture, LLC is the sole member of the following limited liability company:

Name	State of Organization
WM Columbus Hotel, LLC	Delaware

B&G Reality, LLC is the sole member of the following limited liability company:

Name	State of Organization
Marcus Southport, LLC	Delaware